                                                                      EXHIBIT 11

                   PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                              Three Months Ended May 31      Nine Months Ended May 31
                                             ---------------------------    --------------------------
                                                 1997           1996            1997           1996
                                             ------------    -----------    ------------    ----------
COMPUTATION OF PRIMARY EARNINGS (LOSS) PER
  SHARE:
     Net income (loss)                       $ (2,111,330)   $  (634,565)   $ (5,045,216)   $   54,717
                                             ============    ===========    ============    ==========

WEIGHTED AVERAGE NUMBER OF
  SHARES OF COMMON STOCK OUTSTANDING           13,427,304      9,063,125      12,674,559     7,961,125

WEIGHTED AVERAGE INCREMENTAL SHARES
  OUTSTANDING UPON ASSUMED CONVERSION OF
  OPTIONS (b)                                          --             --              --        48,333
                                             ------------    -----------    ------------    ----------

WEIGHTED AVERAGE COMMON SHARES
  AND COMMON SHARE EQUIVALENTS USED FOR
  COMPUTATION                                  13,427,304      9,063,125      12,674,559     8,009,458
                                             ============    ===========    ============    ==========

PRIMARY EARNINGS (LOSS) PER COMMON SHARE
  AND COMMON SHARE EQUIVALENTS               $       (.16)   $      (.07)   $       (.40)   $      .01
                                             ============    ===========    ============    ==========

COMPUTATION OF FULLY DILUTED
  EARNINGS (LOSS) PER SHARE:
     Net income (loss)                       $ (2,111,330)   $  (634,565)   $ (5,045,216)   $   54,717
                                             ============    ===========    ============    ==========

WEIGHTED AVERAGE NUMBER OF SHARES OF
  COMMON STOCK OUTSTANDING                     13,427,304      9,063,125      12,674,559     7,961,125

WEIGHTED AVERAGE INCREMENTAL SHARES
  OUTSTANDING UPON ASSUMED CONVERSION OF
  OPTIONS (b)                                          --             --              --        48,333

WEIGHTED AVERAGE INCREMENTAL SHARES
  OUTSTANDING UPON ASSUMED CONVERSION OF
  CONVERTIBLE DEBENTURES (b)                           --             --              --            --

WEIGHTED AVERAGE COMMON SHARES AND
  COMMON SHARE EQUIVALENTS USED FOR
  COMPUTATION                                  13,427,304      9,063,125      12,674,559     8,009,458
                                             ============    ===========    ============    ==========

EARNINGS (LOSS) PER COMMON SHARE AND
  COMMON SHARE EQUIVALENT ASSUMING FULL
  DILUTION                                   $       (.16)   $      (.07)   $       (.40)   $      .01(a)
                                             ============    ===========    ============    ==========


(a) This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it is antidilutive or results in dilution of less than 3 percent.

(b) The options and convertible debentures have an antidilutive effect in periods with losses and are, therefore, excluded from the computation.